Exhibit 99.1

              Semtech Receives Informal Inquiry from SEC

    CAMARILLO, Calif.--(BUSINESS WIRE)--May 22, 2006--Semtech Corporation (NASDAQ:SMTC), a leading supplier of analog and mixed-signal semiconductors for communications, portable devices, computers, and industrial equipment, announced that it has received a letter from the Securities and Exchange Commission dated May 18, 2006 requesting that it voluntarily provide information regarding stock options granted since January 1, 1997. The Company intends to fully cooperate with the SEC's informal inquiry.
    Semtech was one of over 30 public companies discussed in a May 16, 2006 third party report concerning the timing of stock option grants from 1997 through 2002. With respect to Semtech, the report referenced two option grants made by the Company in 1997, one in 1999 and one in 2002.

    About Semtech

    Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors used in a wide range of computer, industrial and communication applications.

    Forward-Looking and Cautionary Statements

    This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations. Some forward-looking statements may be identified by use of terms such as "expects," "anticipates," "intends," "estimates," "believes", "projects", "should", "will", "plans" and similar words.
    Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements should be considered in conjunction with the cautionary statements contained in the "Risk Factors" section and elsewhere in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2006, in the Company's other filings with the SEC, and in material incorporated therein by reference. Forward-looking statements should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    CONTACT: Semtech Corporation
             John Baumann, 805-480-2010